Exhibit 10.34.2

AMENDMENT NUMBER ONE TO
THE COCA-COLA EXPORT CORPORATION
OVERSEAS RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 2007

WHEREAS, Section 7.1 of The Coca-Cola Export Corporation Overseas Retirement Plan, as amended and restated effective October 1, 2007 (the “Plan”) provides that the Global Benefits Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, the Committee desires to amend the Plan to freeze participation for new International Service Associates and make certain other changes;

NOW, THEREFORE, the Committee hereby amends the Plan as follows effective as of the dates specified herein.

1.

Effective September 1, 2010, the definition of “Committee” shall be amended as follows:

“Committee shall mean the Global Benefits Committee as herein provided in Article IX.”

2.

Effective immediately prior to midnight on December 31, 2011, the following Section 2.1(E) shall be added as follows:

“E.	Notwithstanding any other provision of the Plan, only Employees on International Service and Members as of December 31, 2011 may participate in this Plan.”

3.

Effective immediately prior to midnight on December 31, 2011, the Plan is amended by adding the following new Article X (“Plan Freeze”) to the Plan Document:

“ARTICLE X
PLAN FREEZE TO NEW PARTICIPANTS

Freeze of Plan. Notwithstanding any other provision of the Plan, the Plan shall be frozen to new participants, effective immediately prior to midnight on December 31, 2011. Only Employees who are both on International Service and Members as of December 31, 2011 may participate in this Plan. This Article X shall supersede any and all contrary provisions of the Plan.

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment One.

GLOBAL BENEFITS COMMITTEE

By: /s/ Sue Fleming__________________

Date: 9/29/11______________________